                                                                     Exhibit 4.1



Certificate                                                               Shares
  Number                   SEE REVERSE FOR CERTAIN RESTRICTIONS

   ---
                               BIOLYNX.COM, INC.

               INCORPORATED UNDER THE LAWS OF THE STATE OF TEXAS


                                 COMMON STOCK

          The Corporation is authorized to issue 50,000,000 shares of Common Stock, $0.001 par value per share and 20,000,000 shares of Preferred Stock, $1.00 par value per share.

     This Certifies that _______________________________________ is the owner of
_______ fully paid and non-assessable shares of Common Stock, par value $0.001 per share, of BioLynx.Com, Inc. (the "Corporation").

     This Certificate is transferable only on the books of the Corporation by the holder hereof in person, or by duly authorized attorney, upon surrender of this Certificate properly endorsed.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers this ______ day of _______________, 1999.





           SAMPLE                                             SAMPLE
-------------------------------                   ------------------------------
          PRESIDENT                                          SECRETARY
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     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                UNIF GIFT MIN ACT -___Custodian___
TEN ENT - as tenants by the entireties                          (Cust)   (Minor)
JT TEN  - as joint tenants with right of           under Uniform Gifts to Minors
     survivorship and not as tenants                                      Act___
     in common                                                           (State)

                  Additional abbreviations may also be used
                         though not in the above list.

     For Value Received, ___________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

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PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

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------------------------------------------------------------------------- shares of Common Stock represented by the within certificate, and do hereby irrevocably constitute and appoint ___________________________________ attorney to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.

Dated
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                                                    ____________________________


   NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS
     WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT
               ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.